UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2010

COVIDIEN PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Ireland	001-33259	98-0624794
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cherrywood Business Park

Block G, First Floor

Loughlinstown, Co.

Dublin, Ireland

(Address of Principal Executive Offices, including Zip Code)

+353 (1) 439-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2010, Covidien plc (the “Company”) issued a press release announcing financial results for the quarter ended December 25, 2009. A copy of the press release is furnished as Exhibit 99.1 to this report.

In addition, the Company has prepared certain historical quarterly and annual sales information in a format consistent with our current reporting structure in order to assist investors. This information is furnished as Exhibit 99.2 to this report and includes:

•	Segment and Geographic sales for the quarters ended December 26, 2008 and December 28, 2007

•	Segment and Geographic sales for the quarters ended March 27, 2009 and March 28, 2008

•	Segment and Geographic sales for the quarters ended June 26, 2009 and June 27, 2008

•	Segment and Geographic sales for the quarters ended September 25, 2009 and September 26, 2008

•	Segment and Geographic sales for the fiscal years ended September 25, 2009 and September 26, 2008

•	Select Product Line Sales for the quarters ended December 26, 2008 and December 28, 2007

•	Select Product Line Sales for the quarters ended March 27, 2009 and March 28, 2008

•	Select Product Line Sales for the quarters ended June 26, 2009 and June 27, 2008

•	Select Product Line Sales for the quarters ended September 25, 2009 and September 26, 2008

•	Select Product Line Sales for the fiscal years ended September 25, 2009 and September 26, 2008

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated January 20, 2010

99.2	Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVIDIEN PLC

By:	/S/ RICHARD G. BROWN, JR.
Richard G. Brown, Jr.
Vice President, Chief Accounting Officer and Corporate Controller

Date: January 20, 2010

EXHIBIT INDEX

Exhibit No.	Exhibit Name

99.1	Press Release dated January 20, 2010

99.2	Financial Information